Exhibit 10.13

SURRENDER OF SHARES AND

AMENDMENT NO. 1 TO

SUBSCRIPTION AGREEMENT FOR FOUNDER SHARES

This Surrender of Shares and Amendment No. 1 to the Subscription Agreement for Founder Shares, dated January 26, 2022 (this “Agreement”), is made by and between GigCapital6, Inc., a Delaware corporation (the “Company”), and GigAcquisitions6, LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Subscription Agreement for Founder Shares, dated as of February 12, 2021 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 10,047,500 shares of common stock, par value $0.0001 per share of the Company (“Founder Shares”), for an aggregate purchase price of $25,000.00, and up to 1,312,500 of Founder Shares were subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (the “IPO”) did not fully exercise their over-allotment option as described therein; and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Founder Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Founder Shares to the Company in connection with the pricing of the IPO.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Surrender of Shares.

(a)

Immediately following the pricing of the IPO, the Subscriber hereby irrevocably surrenders to the Company for no consideration a number of Founder Shares so that the number of Founder Shares outstanding following such surrender will equal (together with any shares of Common Stock granted to the Company’s insiders), in the aggregate, 20% of the total number of all shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) (including any Common Stock issuable upon exercise by the underwriters of the over-allotment option but excluding any Common Stock issued to Subscriber in connection with a private placement at the time of the IPO). The Subscriber shall provide a notice of such surrender to the Company on the date of the pricing of the IPO.

(b)	The Subscriber confirms that the Company has not, as at the date of this letter, issued any share certificates to it.

2.	Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby amended and restated in its entirety as follows:

“3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative of the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it shall forfeit any and all rights to such number of Founder Shares (up to an aggregate of 750,000 Founder Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and all other initial stockholders prior to the IPO plus the holders of any shares of Common Stock to be issued to service providers to the Company by the time that is immediately following the IPO) will own an aggregate number of Founder Shares (not including shares of Common Stock issuable upon exercise of any warrants or any Common Stock purchased by Subscriber in the IPO or in the aftermarket, any shares of Common Stock underlying units to be issued in a private placement at the time of the IPO or any shares of Common Stock to be issued to the underwriters at the time of the IPO) equal to 20% of the issued and outstanding Common Stock of the Company immediately following the IPO.”

3.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

4.

Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the internal substantive laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

5.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows0]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Very truly yours, GIGCAPITAL6, INC.

/s/ Dr. Raluca Dinu
Dr. Raluca Dinu, Chief Executive Officer, President, and Secretary

Accepted and agreed this 26th day of January, 2022. GIGACQUISITIONS6, LLC

/s/ Dr. Avi S. Katz
Dr. Avi S. Katz, Manager

[Signature Page to Surrender of Shares and Amendment No. 1

to the Subscription Agreement for Founder Shares]